Shareowners Meeting May 2014

Business Segments Water Systems 79% Fueling Systems 21%

Global Aquifer Map The World’s aquifers contain 50 times as much fresh water as all the World’s lakes, ponds, rivers, and streams combined.

2013 Water Systems Sales United States 46% Developed Non-US 16% Developing Regions 38% 2009-13 Developed World CAGR 13.4% 2009-13 Developing World CAGR 23.9%

Global Expansion — Distribution

Global Expansion – Platform Acquisitions $23.6 $33.3 $20.0 Year Prior to Acquisition (at 2013 FX) $41.2 $72.6 $37.2 2013

2013 Water Systems Sales Groundwater Pumping Systems 61% Surface Pumps 39%

2013 Water Systems Sales Irrigation & Industrial Groundwater Pumping Systems 26% Residential Groundwater Pumping Systems 35% Residential Surface Pumps 19% Irrigation & Industrial Surface Pumps 20%

2013 Water Systems Sales Irrigation & Industrial Groundwater Pumping Systems 26% Residential Groundwater Pumping Systems 35% Residential Surface Pumps 19% Irrigation & Industrial Surface Pumps 20% #2 Global Supplier to residential water pu ping systems distribution channel #1 Global supplier to agricultural irrigatio pumping systems distribution channel Non Discretionary Replacement Purchases Represent +80% of Sales

Product Development Process CONCEPT MODELING SIMULATION 200 250 300 350 0 500 1000 H ea d (Ft ) Flow (GPM RESULTS TESTING PROTOTYPE OPTIMIZE GEOMETRY

Irrigation & Industrial Groundwater Pumping Systems 26% Residential Groundwater Pumping Systems 35% Residential Surface Pumps 19% Irrigation & Industrial Surface Pumps 20% 2013 Water Systems Sales

Water Systems – Drives & Controls • Leading supplier of drives and controls for low horsepower groundwater pumping applications • Cerus acquisition (FCS) – technology leader in higher horsepower fluid transfer applications • Sell FCS drives and controls with Franklin high horsepower pumps and motors • Doubles revenue per installation SUBMERSIBLE PUMPS WASTEWATER SURFACE PUMPS VERTICAL MULTISTAGE

Present Motor Eff. Water Systems – High Efficiency New 6” Motor – Unique High Efficiency Design

Water Systems – Solar

Water Systems – Solar

Oil and Gas Deliquification

Drives – HVAC Market

Pioneer Pump Rental in UK • Opened first branch – Q2, 2013 • Acquired small competitor – Q3, 2013 • Breakeven – Q1, 2014

Fuel Management Systems #2 Global Supplier Vapor Recovery Systems #1 Global Supplier Piping & Containment Systems #1 Global Supplier Pumping Systems #1 Global Supplier Fueling Systems

2013 Fueling Systems Sales United States 52% Developed Non-US 17% Developing Regions 31% 2009-13 Developed World CAGR 8.6% 2009-13 Developing World CAGR 26.4%

Fueling Systems – Inorganic Growth 2010 Acquisitions 60% Organic 40% GROWTH 2002 2000 2004 2006 2012

Fueling Systems – Global Growth North America 2000 2013 20 M 15.2 M 3 M 17.4 M China, India & Latin America 1 Source: Scotiabank Group Global Auto Report New Passenger Vehicle Sales(1) Up 5.8X

Fueling Systems – Global Growth(1) United States Rest of World Number of Stations 175,000 550,000 Stations with pressure pumping technology 97% 23% Stations with vapor recovery systems(2) 95% 17% Stations with fuel management systems 75% 35% Stations with flexible piping 45% 35% 1 Franklin management estimates 2 Includes onboard vapor recovery

Fueling Systems – New Products

Fueling Systems – New Product Development • Inventory management • Leak detection • Inventory measurement • Fraud prevention • Low-cost Addressing the Needs of both Developed and Developing Markets

Fueling Systems – New Product Development Addressing the Needs of both Developed and Developing Markets

Acquisitions • Fragmented Global Markets – Bolt-on Acquisition Opportunities • Franklin Acquisition Profile (Past 10 Years) – Acquisitions per Year – 1-2 – Purchase Price – $1-125 M (Ave. $50 M) – Average EBITDA Multiple – 7.5 X